Exhibit 15.5
[Grant Thornton Letterhead]
June 29, 2010
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Dear Sir or Madam:
We have read Item 16F of Form 20-F of Linktone Ltd. for the year ended December 31, 2009, and agree with the statements concerning our Firm contained therein.
Very truly yours,

/s/ Grant Thornton Grant Thornton
Hong Kong, SAR